SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FOREST CITY REALTY TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FAQs for Associates

1.	Who is Brookfield?

Brookfield Asset Management Inc. is a more than 100-year old company focused owning and operating real estate, renewable power, infrastructure and private equity assets. The Company’s headquarters are in Toronto, and it also has corporate offices in New York City, London, Rio de Janeiro and Sydney.

The company has significant experience in real estate. It owns Brookfield Property Partners, one of the largest global investors in real estate, with more than 450 million square feet of commercial space. Brookfield Property Partners owns, operates and develops one of the largest portfolios of office, retail, multifamily, industrial, hospitality, triple net lease, self-storage, student housing and manufactured housing assets in North America, South America, Europe and Asia Pacific:

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Office: Brookfield owns, develops and manages 285 office properties totaling approximately 140 million square feet in key gateway cities in the U.S., Europe, Canada, Australia, Brazil, India and South Korea. Brookfield’s office portfolio includes landmark assets such as Brookfield Places in New York, Toronto and Perth, Canary Wharf in London, Potsdamer Platz in Berlin and Darling Park in Sydney.

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Retail: Brookfield’s retail portfolio includes high-quality retail shopping centers located in the U.S., Europe, Brazil and Asia. Brookfield holds an interest in 125 premier retail assets in the U.S. (approximately 123 million square feet), including Ala Moana Center (Honolulu), Tysons Galleria (Washington D.C.), Glendale Galleria (Los Angeles) and Water Tower Place (Chicago) and also owns urban mixed use retail districts in New York, Shanghai, London and Berlin.

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Multifamily: Brookfield is one of the largest owners and managers of residential apartment properties in the United States with a portfolio of over 25,000 multifamily units in high growth markets throughout the country. In addition, Brookfield has an active development pipeline with approximately 3 million square feet under development in New York and London.

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Industrial, Hospitality, Other: Brookfield also owns and operates real estate assets across various other segments, including full-service hotels and leisure-style hospitality assets, high quality, well-located logistics properties in the U.S., a student housing portfolio in the U.K. consisting of 45 properties with over 16,000 beds; a U.S. portfolio of 136 manufactured housing communities; more than 300 properties across North America leased to automotive dealerships under triple net lease arrangements; and nearly 200 U.S. self-storage properties.

Please see Brookfield’s fact sheet to view quick facts about Brookfield Property Partners. If you would like to learn more about Brookfield’s CEO, Bruce Flatt, and his approach to running his company, you may be interested in a recent profile piece on him from Forbes Magazine, which can be found here. For more general information on Brookfield, please visit their website at https://www.brookfield.com/.

2.	Why is Brookfield the best company to acquire Forest City?

Similar to Forest City, Brookfield is adept at growing partnerships, creating premier placemaking developments and managing an attractive portfolio of residential, office and mixed-use properties in key urban markets. Forest City’s assets will fit seamlessly into Brookfield’s high-quality portfolio.

Brookfield’s global presence gives it a competitive advantage through the ability to leverage key relationships across geographies and business lines.

Brookfield’s investment approach is to acquire high quality assets on a value basis and then drive investment performance through active operational improvements. Brookfield invests in both individual properties, as well as entire real estate companies and has significant experience in structuring complex transactions. Similar to Forest City’s approach of investing in our seven core strategic markets, Brookfield’s activities are focused in high barrier markets where the company already has informational, operational or other competitive advantages. Brookfield’s local presence combined with the global scale of its operating platforms means that the company has unique access to real estate investment opportunities across all major markets and asset classes.

3.	What are the terms of the agreement?

The details of the agreement are:

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An all-cash transaction for $25.35 per share, which represents a premium of 26.6 percent over Forest City’s closing share price of $20.03 on June 15, 2018, the day prior to recent market speculation that Brookfield was engaging in discussions to acquire Forest City;

•	The transaction has a total value of about $11.4 billion including Forest City’s proportionate share of consolidated and unconsolidated debt; and

•	The transaction will be subject to stockholder approval and customary closing conditions.

•	Forest City does not expect to pay its regular quarterly dividend during the pendency of the transaction.

4.	What does this transaction mean for associates? Will there be job opportunities for Forest City associates upon the completion of the transaction?

Brookfield is a large, financially strong real estate company, and they have a track record of investing in and operating properties to create more value for tenants and the surrounding communities.

As is the case in any transaction of this size, there will be an integration period during which organizational structures will be evaluated. That said, in our discussions, it was clear that Brookfield has tremendous respect both for our company and the value and talent of our associates. Brookfield will need experienced and knowledgeable people to manage our properties and continue to build out development projects – and our people know our properties and projects best.

As always, we are committed to openness and transparency throughout this process. We will make every effort to keep you updated on important developments as progress is made and decisions are finalized.

5.	Prior to the close of the transaction, will there be any changes to associate salaries, compensation or benefits as a result of the transaction?

Until the transaction closes, there will be no changes to associate salaries, compensation, insurance, benefits and 401K plans as a result of this transaction. It is still early in the process, and additional details regarding associate salaries and benefits as part of the combined company will be worked out through our integration planning. We are committed to keeping you informed, and will provide additional details on our integration planning as decisions are made.

6.	When will I know if I am impacted? What benefits and severance will you provide to any associates who lose their jobs as a result of this transaction?

Until the transaction closes, we will continue to operate as a separate company and it is business as usual. It is still early in the process, and additional details will be worked out during integration planning. During the integration planning process, we will work on how to bring our companies together and capitalize on the strengths and talent across each organization.

We are committed to supporting our associates in this time of uncertainty and transition, and will treat people fairly through this process. In addition, we have an enhanced severance program in place that we hope will provide an additional measure of security and peace of mind for any impacted associates. The merger agreement also provides that for continuing employees, for at least one-year following the closing of the merger, employees will be provided with salary no less favorable than their current salary, target annual cash bonus and long-term incentive opportunities no less favorable than their current target opportunities, and health and welfare benefits substantially similar to those currently provided.

7.	Will Forest City’s current management team have any ongoing role for Brookfield after the sale is completed?

It is still early in the process, and there are many decisions that have yet to be made. We will provide more information as appropriate as we continue to work through details.

8.	What is the timetable to complete the transaction?

We expect the transaction to close in the fourth quarter of 2018, subject to customary closing conditions, including the approval of Forest City’s stockholders.

9.	When will planning for the integration of Forest City into Brookfield begin?

Until the transaction closes, Forest City and Brookfield will continue to operate as separate, independent companies. Because of that, we need associates to stay focused on executing our strategies and continue to support each other and serve our tenants, residents, partners and communities.

While we can’t start integrating our two companies until the transaction is completed, we can start planning for the integration process, and those efforts will begin soon. We expect small integration teams from both companies to begin working together to develop preliminary plans, with the integration planning ramping up in earnest following an affirmative vote by our stockholders. We intend to share additional details about the integration process in the coming weeks and months, and we are committed to keeping you informed as important decisions are made.

10.	As a result of this transaction, what presence will the Company have in Cleveland or our other core markets?

It is still early in the process, and there are many decisions that have yet to be made. We will provide more information as appropriate as we continue to work through details.

11.	Will the Forest City identity be retained in any way?

Those considerations will be discussed as part of our integration planning process, and we do not have additional information at this time. We intend to share additional details about the integration process in the coming weeks and months, and we are committed to keeping you informed as important decisions are made.

12.	What happens next? How will I know about the progress of the transaction? Who can I contact if I have any more questions?

Right now, the best thing you can do is to stay focused on your day-to-day responsibilities. We are committed to keeping you informed about important developments and will be as transparent as we can be to deliver timely updates. We know this news will likely result in many questions, and we will do our best to answer them. To that end, we will establish a mailbox where you can send any questions that you may have as we move forward towards closing. We will try to respond to the most frequently asked questions in future communications. We will also be creating a page on MainStreet to house these and future FAQs or updates.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, future financial results and performance, plans and objectives, potential legal liability, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of Canadian provincial securities laws and applicable regulations and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in forward-looking statements as a result of factors, risks and uncertainties over many of which Brookfield and Forest City have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied; (2) the parties’ ability to meet expectations regarding the timing of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the real estate development and property sectors; (10) stock trading prices; and (11) other factors discussed from time to time in the reports of Brookfield and Forest City filed with the SEC, including the factors discussed in Item 1A of Forest City’s most recent Annual Report on Form 10-K as filed with the SEC on February 22, 2018, and in Brookfield’s most recent Annual Report on Form 40-F as filed with the SEC on April 2, 2018, each of which are available free of charge at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. Neither Brookfield nor Forest City undertake, and hereby disclaim, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Brookfield, Forest City or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Forest City by Brookfield. In connection with the proposed transaction, Forest City intends to file a proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING FOREST CITY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, investors will be able to obtain free copies of the documents filed with the SEC by Brookfield, when available, by contacting Brookfield Investor Relations at bpy.enquiries@brookfield.com or (855) 212-8243 or at Brookfield’s website at www.brookfield.com, and will be able to obtain free copies of the documents filed with the SEC by Forest City, when available, by contacting Forest City Investor Relations at (216)-416-3325 or at Forest City’s website at http://ir.forestcity.net/.

Participants in Solicitation

Forest City and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Forest City’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Forest City is set forth in the proxy statement for Forest City’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2018, and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.